Exhibit 99.1

ALLEGIANT TRAVEL COMPANY
FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS
Fourth quarter 2020 GAAP loss per share of $(1.79)
Fourth quarter 2020 adjusted loss share of $(1.12)(1) (2)
Full year 2020 GAAP loss per share of $(11.53)
Full year 2020 adjusted loss per share of $(9.33)(1) (2)

LAS VEGAS. February 3, 2021 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the fourth quarter and full year 2020, as well as comparisons to the prior year:

Consolidated	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019		2020	2019
Total operating revenue	$246.6	$461.1	(46.5)	$990.1	$1,841.0	(46.2)
Operating income (loss)	(23.6)	92.7	(125.5)	(281.0)	364.0	(177.2)
Income (loss) before income taxes	(39.2)	78.6	(149.9)	(361.1)	301.2	(219.9)
Net income (loss)	(28.8)	60.5	(147.6)	(184.1)	232.1	(179.3)
Diluted earnings (loss) per share	$(1.79)	$3.72	(148.1)	$(11.53)	$14.26	(180.9)

Consolidated - adjusted	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019		2020	2019
Adjusted operating income (loss) (1) (2)	$(7.8)	$92.7	(108.4)	$(140.1)	$364.0	(138.5)
Adjusted income (loss) before income taxes(1) (2)	(23.4)	78.6	(129.8)	(193.6)	301.2	(164.3)
Adjusted net income (loss)(1) (2)	(18.0)	60.5	(129.8)	(149.1)	231.9	(164.3)
Adjusted diluted earnings (loss) per share (1) (2)	$(1.12)	$3.72	(130.1)	$(9.33)	$14.42	(164.7)

(1) Adjusted numbers exclude COVID related special charges, the benefit from the CARES Act payroll support program (as applicable), the benefit from the Employee Retention Credit (as applicable) and the portion of the tax benefit attributable to the CARES Act (as applicable).
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information.

Allegiant Q4/FY 2020 Earnings

“With the close of the fourth quarter, we completed the most challenging year the industry has faced in its history,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. “We still have a long road ahead to a full recovery, but we are gaining momentum and moving in the right direction. We finished the quarter with an adjusted loss per share of $1.12 - an improvement of 81 percent when compared to our second quarter lows. The fourth quarter continued the trend of sequential improvement to total revenue, which came in at $247 million, up 85 percent from the second quarter. Similar improvements were seen in load factor at 58.2 percent. Booking trends suggest we will continue to see both revenue and load improvements into the first quarter.

Although the exact timing of a full recovery is unknown, the improvements observed in the fourth quarter coupled with the vaccine rollout suggest recovery is on the horizon. Furthermore, our internal weekly tracking surveys indicate customer travel intention has been improving for the last several weeks. Our 100 percent domestic network focusing on the leisure traveler and predicated around a low cost, low utilization model positions us favorably for a quick recovery.

From the onset of the pandemic, we have worked diligently to strengthen the balance sheet and improve cash balances. Arguably, our balance sheet is stronger today than a year ago. We are well positioned to be opportunistic related to our network and fleet as conditions improve. In early January, we announced service on 21 new routes, including three new cities. Preliminary booking trends on those routes have exceeded our expectations. Our current runway to grow the network has expanded to include over 1000 incremental routes. The flexibility of our model along with structural cost savings will enable us to continue improving the network in the months ahead.

The last ten months have been challenging, but I remain optimistic about 2021. I have been continually reminded of the quality of our team members throughout the pandemic. They have executed flawlessly, enabling us to lead the industry in the percentage of our schedule made available for sale and flown in 2020, with some of the highest load factors in the industry. They have assisted in removing structural costs from the business, enabling us to improve upon our already industry leading cost structure. Because of their efforts, I believe we will be among the first to return to profitability. I am very proud of the work they have done.”

Fourth Quarter 2020 Results

•Adjusted loss per share(1) of $1.12, an improvement of 81 percent versus the second quarter and 74 percent as compared with the third quarter
•Total revenue for the quarter was $246.6 million, down 47 percent versus the prior year, the lowest year over year reduction since the onset of the pandemic
•Sequential quarterly improvement in total revenue with fourth quarter total revenue up 85 percent from the second quarter and 23 percent from the third quarter
•Completed the quarter with a load factor of 58.2 percent, the highest quarter since the onset of the pandemic
•Average total ancillary revenue per passenger (includes air-related and third party products) continues to remain strong at $57.18, nearly flat from prior year
•Adjusted Operating CASM, excluding fuel(1) of 6.07 cents, down 10 percent from the prior year, on capacity reductions of 16 percent
•Recognized total one-time, non-recurring, special charges related to COVID-19 of $25.4 million during the fourth quarter
•Recognized a CARES Act employee retention credit of $9.6 million, which is recorded as an offset to salary and benefits expense
•Announced 15 new non-stop routes including two new cities during the fourth quarter and another 21 new non-stop routes including three new cities in early January bringing total routes served to 543 and 129 cities

Full Year 2020 Update

•Reported total revenue of $990.1 million, down 46 percent versus prior year, among the lowest revenue reductions in the industry
•Reduced full year capacity by 19 percent, the smallest reduction in the industry, with reported load factors of 59.5 percent
•Average total ancillary revenue per passenger (includes air-related and third party products) increased 3 percent versus 2019 to $58.46
•Adjusted Operating CASM, excluding fuel(1) of 6.92 cents, up 7 percent from prior year on capacity reductions of 19 percent.
•Employed a surgical approach to marketing efforts, which resulted in a full year decrease in cost per booking of 46 percent

Allegiant Q4/FY 2020 Earnings

(1) Adjusted numbers exclude COVID related special charges, the benefit from the CARES Act payroll support program (as applicable), the benefit from the Employee Retention Credit (as applicable) and the portion of the tax benefit attributable to the CARES Act (as applicable).

Balance Sheet, Cash and Liquidity

•Total cash and investments at December 31, 2020 were $685 million
•Total sources of liquidity received during the fourth quarter were $160 million
•Issued $150 million of senior secured notes backed by same collateral package pledged to existing Term Loan
•Received remaining $10 million related to a sale leaseback transaction that closed during the third quarter
•Total sources of liquidity received during full year 2020 were $724 million
•Includes $177 million related to the CARES Act payroll support program, $150 million in senior secured notes, $115 million in secured financings backed by aircraft and engines, $100 million upsize of Term Loan B, $94 million in tax refunds related to net operating loss carrybacks, and $88 million in proceeds from sale leasebacks
•Repaid $182 million in net principal payments during full year 2020
•Total debt increased $237 million versus year end 2019 with debt, net of liquidity, as of December 31, 2020 at $974 million, roughly unchanged from December 31, 2019
•Fourth quarter interest expense of $16 million, down 11 percent from prior year
•$268 million in additional liquidity expected to be received during 1H21, none of which will increase debt balances
•$92 million related to the extension of the CARES Act payroll support program, of which $45.9 million has been received
•Entire $92 million will be recognized as a payroll expense offset during the first quarter of 2021
•$147 million in federal income tax refunds related to 2019 and 2020 net operating losses
•$29 million in various other tax refunds
•Air traffic liability at December 31st was $308 million
•Balance related to future scheduled flights is $86 million
•Balance related to travel vouchers issued for future use is $222 million

Capital Expenditures

•Fourth quarter spend was $105 million, which included $94 million for the acquisition of three aircraft and three engines along with induction costs, $6 million in other airline capital expenditures and $5 million in deferred heavy maintenance
•Two aircraft initially intended to be purchased during the fourth quarter were delayed until the first quarter of 2021
•Full year 2020 capital expenditures were $335 million, comprised of $206 million in aircraft and engine purchases, $45 million in deferred heavy maintenance, $38 million in other airline capital expenditures, and $46 million in non-airline projects
•Full year 2021 capital expenditures, including deferred heavy maintenance, expected to be roughly $200 million
•Includes two outstanding purchase agreements, two aircraft initially planned to be purchased during the fourth quarter of 2020, and newly signed purchase agreements for two aircraft

Allegiant Q4/FY 2020 Earnings

Guidance, subject to revision

First Quarter 2021 guidance

System ASMs - year over year change(1)	0.5 to 5.5%
Scheduled Service ASMs - year over year change(1)	0.5 to 5.5%

Full year 2021 guidance

CAPEX
Aircraft, engines and induction costs (millions)	$115 to $125
Capitalized Airbus deferred heavy maintenance (millions)	$50 to $60
Other capital expenditures (millions)	$20 to $30

Interest expense	$50 to $55
Principal payments(2)	$170 to $180

(1) Year over year percentage changes compare 2021 to 2019
(2) Excludes $46 million repayment of revolving credit facility as we expect to enter into an agreement for a new facility during 2021

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	YE20	1Q21	2Q21	3Q21	YE21
A319 (156 seats)	34	35	35	35	35
A320 (177 seats)	25	27	23	20	19
A320 (186 seats)	36	39	47	53	54
Total	95	101	105	108	108
Aircraft listed in table above include return to service aircraft previously in storage and future purchase and lease aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. EST Wednesday, February 3, 2021 to discuss its fourth quarter and full year 2020 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q4/FY 2020 Earnings

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant’s all-Airbus fleet serves communities across the nation, with base airfares less than half the cost of the average domestic roundtrip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, ASM growth, expected capital expenditures, number of contracted aircraft to be placed in service in the future, the timing of aircraft acquisitions and retirements, debt payments, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic on our business, restrictions imposed on us as a result of accepting grants and loans under the CARES Act, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2020	2019	change
OPERATING REVENUE:
Passenger revenue	$224,840	$416,976	(46.1)
Third party products	10,726	16,456	(34.8)
Fixed fee contract revenue	9,425	22,199	(57.5)
Other revenue	1,570	5,443	(71.2)
Total operating revenue	246,561	461,074	(46.5)
OPERATING EXPENSES:
Salary and benefits(1)	74,561	109,859	(32.1)
Aircraft fuel	53,116	103,574	(48.7)
Station operations	36,412	43,063	(15.4)
Depreciation and amortization	43,982	41,740	5.4
Maintenance and repairs	15,030	23,243	(35.3)
Sales and marketing	8,187	19,853	(58.8)
Aircraft lease rentals	4,424	—	NM
Other	9,050	27,090	(66.6)
Special charges	25,447	—	NM
Total operating expense	270,209	368,422	(26.7)
OPERATING INCOME (LOSS):	(23,648)	92,652	(125.5)
OTHER (INCOME) EXPENSE:
Interest expense	16,344	18,270	(10.5)
Capitalized interest	—	(1,028)	(100.0)
Interest income	(913)	(2,485)	(63.3)
Other, net	138	(740)	NM
Total other expense	15,569	14,017	11.1
INCOME (LOSS) BEFORE INCOME TAXES	(39,217)	78,635	(149.9)
PROVISION (BENEFIT) FOR INCOME TAXES	(10,379)	18,113	(157.3)
NET INCOME (LOSS)	$(28,838)	$60,522	(147.6)
Earnings (loss) per share attributable to common shareholders(2):
Basic	($1.79)	$3.72	(148.1)
Diluted	($1.79)	$3.72	(148.1)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(2):
Basic	16,108	16,000	0.7
Diluted	16,108	16,006	0.6
NM - Not meaningful
(1) Net of the CARES Act employee retention credit of $9.6 million.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings (loss) per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings (loss) per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended December 31,		Percent
	2020	2019	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	2,159,035	3,585,966	(39.8)
Available seat miles (ASMs) (thousands)	3,315,599	3,928,536	(15.6)
Operating expense per ASM (CASM) (cents)	8.15	9.38	(13.1)
Adjusted operating expense per ASM (CASM) (cents)(2)	7.67	9.38	(18.2)
Fuel expense per ASM (cents)	1.60	2.64	(39.4)
Operating CASM, excluding fuel (cents)	6.55	6.74	(2.8)
Adjusted operating CASM, excluding fuel (cents)(2)	6.07	6.74	(9.9)
ASMs per gallon of fuel	88.3	82.8	6.6
Departures	22,189	27,088	(18.1)
Block hours	49,500	60,684	(18.4)
Average stage length (miles)	860	846	1.7
Average number of operating aircraft during period	101.7	90.1	12.9
Average block hours per aircraft per day	5.9	7.3	(19.2)
Full-time equivalent employees at end of period	3,863	4,363	(11.5)
Fuel gallons consumed (thousands)	37,549	47,461	(20.9)
Average fuel cost per gallon	$1.41	$2.18	(35.3)
Scheduled service statistics:
Passengers	2,129,292	3,516,263	(39.4)
Revenue passenger miles (RPMs) (thousands)	1,878,831	3,073,055	(38.9)
Available seat miles (ASMs) (thousands)	3,226,050	3,745,031	(13.9)
Load factor	58.2%	82.1%	(23.9)
Departures	21,399	25,541	(16.2)
Block hours	48,081	57,687	(16.7)
Total passenger revenue per ASM (TRASM) (cents)(3)	7.30	11.57	(36.9)
Average fare - scheduled service(4)	$53.45	$65.35	(18.2)
Average fare - air-related charges(4)	$52.14	$53.24	(2.1)
Average fare - third party products	$5.04	$4.68	7.7
Average fare - total	$110.63	$123.26	(10.2)
Average stage length (miles)	868	856	1.4
Fuel gallons consumed (thousands)	36,446	45,163	(19.3)
Average fuel cost per gallon	$1.40	$2.18	(35.8)
Percent of sales through website during period	92.7%	93.1%	(0.4)
Other data:
Rental car days sold	259,791	426,428	(39.1)
Hotel room nights sold	49,628	96,396	(48.5)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Adjusted numbers exclude COVID related special charges, the benefit from the CARES Act payroll support program (as applicable) and the benefit from the Employee Retention Credit (as applicable).
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2020	2019	change
OPERATING REVENUE:
Passenger revenue	$902,187	$1,682,955	(46.4)
Third party products	46,482	70,012	(33.6)
Fixed fee contract revenue	26,865	65,057	(58.7)
Other revenue	14,539	22,941	(36.6)
Total operating revenue	990,073	1,840,965	(46.2)
OPERATING EXPENSES:
Salary and benefits(1)	377,825	450,448	(16.1)
Aircraft fuel	221,827	427,827	(48.2)
Station operations	144,771	171,420	(15.5)
Depreciation and amortization	176,267	155,852	13.1
Maintenance and repairs	63,895	91,713	(30.3)
Sales and marketing	43,517	78,910	(44.9)
Aircraft lease rentals	9,828	—	NM
Other	79,277	100,845	(21.4)
CARES Act grant recognition	(152,448)	—	NM
Special charges	306,299	—	NM
Total operating expense	1,271,058	1,477,015	(13.9)
OPERATING INCOME (LOSS)	(280,985)	363,950	(177.2)
OTHER (INCOME) EXPENSE:
Interest expense	60,493	76,801	(21.2)
Capitalized interest	(4,067)	(4,472)	(9.1)
Interest income	(5,509)	(12,523)	(56.0)
Loss on extinguishment of debt	1,222	3,677	(66.8)
Special charges	26,632	—	NM
Other, net	1,311	(780)	(268.1)
Total other expense	80,082	62,703	27.7
INCOME (LOSS) BEFORE INCOME TAXES	(361,067)	301,247	(219.9)
PROVISION (BENEFIT) FOR INCOME TAXES	(176,974)	69,130	(356.0)
NET INCOME (LOSS)	$(184,093)	$232,117	(179.3)
Earnings (loss) per share attributable to common shareholders(2):
Basic	($11.53)	$14.27	(180.8)
Diluted	($11.53)	$14.26	(180.9)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(2):
Basic	15,992	16,027	(0.2)
Diluted	15,992	16,041	(0.3)
NM - Not meaningful
(1) Net of the CARES Act employee retention credit of $13 million.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings (loss) per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings (loss) per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2020	2019	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	8,623,984	15,012,149	(42.6)
Available seat miles (ASMs) (thousands)	13,125,533	16,174,240	(18.8)
Operating expense per ASM (CASM) (cents)	9.68	9.13	6.0
Adjusted operating expense per ASM (CASM) (cents)(2)	8.61	9.13	(5.7)
Fuel expense per ASM (cents)	1.69	2.65	(36.2)
Operating CASM, excluding fuel (cents)	7.99	6.48	23.3
Adjusted operating CASM, excluding fuel (cents)(2)	6.92	6.48	6.8
ASMs per gallon of fuel	87.8	82.3	6.6
Departures	87,955	110,542	(20.4)
Block hours	196,849	248,513	(20.8)
Average stage length (miles)	862	855	0.8
Average number of operating aircraft during period	97.4	85.6	13.8
Average block hours per aircraft per day	5.9	8.0	(26.3)
Full-time equivalent employees at end of period	3,863	4,363	(11.5)
Fuel gallons consumed (thousands)	149,479	196,442	(23.9)
Average fuel cost per gallon	$1.48	$2.18	(32.1)
Scheduled service statistics:
Passengers	8,553,623	14,823,267	(42.3)
Revenue passenger miles (RPMs) (thousands)	7,626,470	13,038,003	(41.5)
Available seat miles (ASMs) (thousands)	12,814,080	15,545,818	(17.6)
Load factor	59.5%	83.9%	(24.4)
Departures	85,276	105,690	(19.3)
Block hours	191,732	238,361	(19.6)
Total passenger revenue per ASM (TRASM) (cents)(3)	7.40	11.28	(34.4)
Average fare - scheduled service(4)	$52.45	$61.58	(14.8)
Average fare - air-related charges(4)	$53.02	$51.96	2.0
Average fare - third party products	$5.43	$4.72	15.0
Average fare - total	$110.91	$118.26	(6.2)
Average stage length (miles)	867	859	0.9
Fuel gallons consumed (thousands)	145,528	188,596	(22.8)
Average fuel cost per gallon	$1.48	$2.18	(32.1)
Percent of sales through website during period	93.1%	93.3%	(0.2)
Other data:
Rental car days sold	1,132,173	1,921,930	(41.1)
Hotel room nights sold	199,059	415,593	(52.1)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Adjusted numbers exclude COVID related special charges, the benefit from the CARES Act payroll support program (as applicable) and the benefit from the Employee Retention Credit (as applicable).
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path

Summary Balance Sheet

Unaudited (millions)	12/31/2020	12/31/2019	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$152.8	$121.9	25.3
Short-term investments	532.5	335.9	58.5
Long-term investments	—	15.5	(100.0)
Total unrestricted cash and investments	685.3	473.3	44.8
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	217.2	173.3	25.3
Long-term debt and finance lease obligations, net of current maturities and related costs	1,441.8	1,248.6	15.5
Total debt	1,659.0	1,421.9	16.7
Debt, net of liquidity	973.7	948.6	2.6
Total Allegiant Travel Company shareholders’ equity	699.4	883.6	(20.8)

Summary Cash Flow

	Twelve Months Ended December 31,		Percent
Unaudited (millions)	2020	2019	Change
Cash provided by operating activities	$234.5	$442.2	(47.0)
Purchase of property and equipment, including capitalized interest	(280.2)	(506.8)	(44.7)
Repurchase of common stock	(33.8)	(18.6)	81.7
Cash dividends paid to shareholders	(11.4)	(45.6)	(75.0)
Proceeds from the issuance of long-term debt	428.0	874.9	(51.1)
Principal payments on long-term debt & finance lease obligations	(218.7)	(705.8)	(69.0)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Basic:
Net income (loss)	$(28,838)	$60,522	$(184,093)	$232,117
Less net income allocated to participating securities	—	(1,059)	(236)	(3,413)
Net income (loss) attributable to common stock	$(28,838)	$59,463	$(184,329)	$228,704
Earnings (loss) per share, basic	$(1.79)	$3.72	$(11.53)	$14.27
Weighted-average shares outstanding	16,108	16,006	15,992	16,027
Diluted:
Net income (loss)	$(28,838)	$60,522	$(184,093)	$232,117
Less net income allocated to participating securities	—	(1,058)	(236)	(3,410)
Net income (loss) attributable to common stock	$(28,838)	$59,464	$(184,329)	$228,707
Earnings (loss) per share, diluted	$(1.79)	$3.72	$(11.53)	$14.26
Weighted-average shares outstanding(1)	16,108	16,006	15,992	16,041

(1) Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Twelve Months Ended December 31, 2020 and 2019
(Unaudited)

Adjusted operating income (loss), adjusted income (loss) before income taxes, adjusted net income (loss) and adjusted diluted earnings (loss) per share, all eliminate the effect of special expenses related directly to COVID 19, as well as the benefit related to the payroll support grant as provided under the CARES Act, which are not reflective of our ongoing operating performance. The adjusted net income (loss) and adjusted diluted earnings (loss) per share also ignore a one-time tax benefit allowed under the CARES Act. As such, all of these are non-GAAP financial measures.

EBITDA, as presented in this press release, and the various adjusted metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to eliminate the effect of special charges and the CARES Act grant. We caution investors that amounts presented in accordance with these definitions may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA and Adjusted EBITDA in the same manner.

We use EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income (loss). We believe the presentation of EBITDA and the various adjusted measures are relevant and useful for investors because they allow them to better gauge the performance of the company and to compare our results to other airlines.

In addition to EBITDA and Adjusted EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for losses on impairment, Sunseeker net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, special non-recurring items, and other items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income, net income, operating expenses, and diluted earnings per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income, net income or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of adjusted operating income (loss) (millions)
Operating income (loss) as reported (GAAP)	$(23.6)	$92.7	$(281.0)	$364.0

CARES Act grant recognition	—	—	(152.4)	—
CARES Act employee retention credit	(9.6)	—	(13.0)	—
Special charges	25.4	—	306.3	—
Adjusted operating income (loss) (1)	(7.8)	92.7	(140.1)	364.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of adjusted income (loss) before income taxes (millions)
Income (loss) before income taxes as reported (GAAP)	$(39.2)	$78.6	$(361.1)	$301.2

CARES Act grant recognition	—	—	(152.4)	—
CARES Act employee retention credit	(9.6)	—	(13.0)	—
Special charges (operating & non-operating)	25.4	—	332.9	—
Adjusted income (loss) before income taxes (1)	(23.4)	78.6	(193.6)	301.2

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of adjusted net income (loss) (millions except per share amounts) and adjusted earnings (loss) per share
Adjusted income (loss) before income taxes (per calculation in previous table) (1)	$(23.4)	$78.6	$(193.6)	$301.2
Provision (benefit) for income taxes as reported (GAAP)	(10.4)	18.1	(177.0)	69.1
Adjusted provision (benefit) for income taxes (1) (2)	(5.4)	18.1	(44.5)	69.3
Net income (loss) adjusted for special items, CARES Act grant, and adjustment to tax resulting from CARES Act(1)	(18.0)	60.5	(149.1)	231.9

Diluted shares as reported (GAAP)	16,108	16,006	15,992	16,041
Diluted earnings (loss) per share as reported (GAAP)	(1.79)	3.72	(11.53)	14.26
Adjusted fully diluted earnings (loss) per share(1)	(1.12)	3.72	(9.33)	14.42

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020		2019	2020	2019
Reconciliation of adjusted CASM and CASM excluding fuel (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$270.2		$368.4	$1,271.1	$1,477.0

CARES Act grant recognition	—		—	152.4	—
CARES Act employee retention credit	9.6		—	13.0	—
Operating special charges	(25.4)		—	(306.3)	—
Adjusted operating expense	254.4		368.4	1,130.2	1,477.0
Fuel expense as reported	53.1		103.6	221.8	427.8
Adjusted operating expense excluding fuel	201.3		264.8	908.4	1,049.2

Available seat miles (ASMs)	3,315.6	A	3,928.5	13,125.5	16,174.2

Operating expense per ASM as reported (CASM) (cents)	8.15		9.38	9.68	9.13
Adjusted operating expense per ASM (CASM) (cents)	7.67		9.38	8.61	9.13

Operating CASM, excluding fuel (cents)	6.55		6.74	7.99	6.48
Adjusted operating CASM, excluding fuel (cents)	6.07		6.74	6.92	6.48

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net income (loss)	$(28.8)	$60.5	$(184.1)	$232.1
Interest expense, net	15.4	14.8	50.9	59.8
Income tax provision (benefit)	(10.4)	18.1	(177.0)	69.1
Depreciation and amortization	44.0	41.7	176.3	155.9
Loss on debt extinguishment	—	—	1.2	3.7
Consolidated EBITDA (1)	20.2	135.1	(132.7)	520.6
Adjusting items as defined per credit agreements (3)	51.4	8.5	662.3	18.5
EBITDA as defined by certain credit agreements (1)	71.6	143.6	529.6	539.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of consolidated EBITDA to adjusted EBITDA (millions)
Consolidated EBITDA (per calculation in previous table)	$20.2	$135.1	$(132.7)	$520.6

CARES Act grant recognition	—	—	(152.4)	—
CARES Act employee retention credit	(9.6)	—	(13.0)	—
Special charges (operating & non-operating)	25.4	—	332.9	—
Adjusted EBITDA (1)	36.0	135.1	34.8	520.6

(1) Denotes non-GAAP figure.
(2) Adjusted income tax for 2020 estimates a 23.0% effective rate
(3) Adjusting items includes the following: loss on impairment, Sunseeker net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items.